                                                              EXHIBIT 23.5

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 16, 1994, in this Amendment No. 2 to Form S-4 Registration Statement of Data Processing Resources Corporation (Registration No. 333-61017), relating to the financial statements of AD&D Acquisition, Inc., appearing in the Form 8-K, as amended, of Data Processing Resources Corporation dated July 1, 1996, and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Chicago, Illinois

October 16, 1998